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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                FORM 8-K/A NO. 1

                                  AMENDMENT TO
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  February 3, 1997



                      CRONOS GLOBAL INCOME FUND XIV, L.P.
             (Exact name of registrant as specified in its charter)




           California                     0-23158                94-3163375
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)   (Commission File No.)    Identification No.)



        444 Market Street, 15th Floor, San Francisco, California  94111
    (Address of principal executive offices)                     (zip code)

      Registrant's telephone number, including area code:  (415) 677-8990
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Item 4.          Changes in Registrant's Certifying Accountant.

                 (a) On February 3, 1997, Arthur Andersen, London, England, resigned as auditors of The Cronos Group, a Luxembourg corporation headquartered in Orchard Lea, England (the "Parent Company") (NASDAQ -- CRNSF). The Parent Company is the indirect corporate parent of Cronos Capital Corp., the Managing General Partner of the Registrant. In its letter of resignation, Arthur Andersen states that it was unable to obtain adequate information in response to inquiries it had made in connection with its audit of the Parent Company for the year ended December 31, 1996. In connection with its resignation, Arthur Andersen also prepared a report pursuant to the provisions of Section 10A(b)(2) of the Securities Exchange Act of 1934, as amended, for filing by the Parent Company with the SEC. In this report, Arthur Andersen explains, based upon the information it then had available, that:

                          (i)     A disbursement of $1.5 million by the Parent
Company and subsequent correspondence from the Parent Company's bank concerning the repayment of the disbursement to the Parent Company may have violated laws and regulations to which the Parent Company is subject, including U.S. securities laws, and that these matters may have a material effect upon the 1996 financial statements of the Parent Company;

                          (ii)    Senior management of the Parent Company had
not taken, and the Board of Directors of the Parent Company had not caused senior management to take, timely and appropriate remedial actions with respect to these matters; and

                          (iii)   The circumstances of these matters and
failure to take remedial action warranted Arthur Andersen's resignation as outside auditors of the Parent Company.

                 The Arthur Andersen report appears to constitute a "reportable event" pursuant to Item 304 of Regulation S-K in that the report appears to constitute advice to the management of The Cronos Group that information has come to the attention of Arthur Andersen that has made it unwilling to be associated with the financial statements prepared by the management of The Cronos Group.

                 In its letter of resignation to the Parent Company, Arthur Andersen states that it is resigning as auditors of the Parent Company and of all other entities affiliated with the Parent Company. While its letter of resignation is not addressed to the General Partner or the Registrant, Arthur Andersen has confirmed to the General Partner that its resignation as auditors of the entities referred to in its letter of resignation includes its resignation as auditors of Cronos Capital Corp. and the Registrant.

                 The General Partner also understands that the three outside directors on the Parent Company's six-member Board of Directors have resigned.
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                 The Registrant does not, at this time, have sufficient
information to respond to the concerns raised by Arthur Andersen with respect to its 1996 audit of the Parent Company. However, the General Partner of the Registrant does not believe, based upon the information currently available to it, that Arthur Andersen's resignation was triggered by any concern over the accounting policies and procedures followed by the Registrant.

                 Arthur Andersen's report on the financial statements of Cronos Capital Corp. and the Registrant, for either of the past two years, has not contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

                 During the Registrant's two most recent fiscal years and the subsequent interim period preceding Arthur Andersen's resignation, there have been no disagreements between Cronos Capital Corp. or the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                 (b)      The Registrant has yet to retain a new auditor.

Item 5.          Other Events.

                 See Item 4 above.


Item 7.          Financial Statements and Exhibits.

                 (a) Financial statements of businesses acquired. Not applicable.

                 (b)      Pro forma financial information.  Not applicable.

                 (c)      Exhibits.

                          16.1 Letter of resignation from Arthur Andersen to the Board of Directors of the Cronos Group, dated February 3, 1997.

                          16.2 Report of Arthur Andersen pursuant to Section 10A(b)(2) of the Securities Exchange Act of 1934, as amended, dated February 3, 1997, addressed to the Board of Directors of the Cronos Group.

                          16.3 Arthur Andersen's confirmation of its resignation as auditor of the Registrant, dated February 6, 1997.

                          16.4 Letter from Arthur Andersen to the Office of Chief Accountant, Securities and Exchange Commission, dated February 21, 1997, stating agreement with the statements contained in this current report.
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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CRONOS GLOBAL INCOME FUND XIV, L.P.

                                     By:  CRONOS CAPITAL CORP.
                                          The General Partner



                                     By:  /s/  DENNIS J. TIETZ
                                          --------------------------------
                                          Dennis J. Tietz
                                          President

Date:  February 24, 1997
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                                 EXHIBIT INDEX


Exhibit                                                            Method of
   No.                       Description                           Filing
--------                     -----------                           -------------

 16.1      Letter of resignation from Arthur Andersen to the       Filed with
           Board of Directors of the Cronos Group, dated           this document
           February 3, 1997.

 16.2      Report of Arthur Andersen pursuant to Section           Filed with
           10A(b)(2) of the Securities Exchange Act of 1934,       this document
           as amended, dated February 3, 1997, addressed to the Board of Directors of the Cronos Group.

 16.3      Arthur Andersen's confirmation of its resignation       Filed with
           as auditor of the Registrant, dated February 6,         this document
           1997.

 16.4      Letter from Arthur Andersen to the Office of Chief      Filed with
           Accountant, Securities and Exchange Commission,         this document
           dated February 21, 1997, stating agreement with the statements contained in this current report.